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                                                                    Exhibit 23.1
                                                                    ------------

                              Consent of KPMG LLP
                              -------------------



The Board of Directors of Bradley Real Estate, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-63707, 333-42357, 333-28167, 33-87084, 33-64811, 333-69131, and 333-92979)
on Form S-3 of Bradley Real Estate, Inc., the registration statements (Nos. 333-30587, 33-34884 and 33-65180) on Form S-8 of Bradley Real Estate, Inc., and the registration statements (Nos. 333-36577 and 333-51675) on Form S-3 of Bradley Operating Limited Partnership of our report dated January 21, 2000, except as to
Note 15, which is as of March 10, 2000, relating to the consolidated balance sheets of Bradley Operating Limited Partnership and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in partners' capital and cash flows for each of the years in the three-year period ended December 31, 1999 and related financial statement schedule III, which report appears in the December 31, 1999 Annual Report on Form 10-K of Bradley Operating Limited Partnership.

                                                            KPMG LLP


Chicago, Illinois
March 24, 2000

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